  EXHIBIT 99.1

OTC Markets Group Welcomes DynaResource, Inc. to OTCQX

NEW YORK – DATE – OTC Markets Group Inc. (OTCQX: OTCM), operator of regulated markets for 12,000 U.S. and international securities, today announced DynaResource, Inc. (OTCQX: DYNR), a junior gold resource company, has qualified to trade on the OTCQX® Best Market. DynaResource, Inc. upgraded to OTCQX from the OTCQB® Venture Market.

DynaResource, Inc. begins trading today on OTCQX under the symbol “DYNR.”  U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the company on www.otcmarkets.com.

The OTCQX Market provides investors with a premium U.S. public market to research and trade the shares of investor-focused companies. Graduating to the OTCQX Market marks an important milestone for companies, enabling them to demonstrate their qualifications and build visibility among U.S. investors. To qualify for OTCQX, companies must meet high financial standards, follow best practice corporate governance, and demonstrate compliance with applicable securities laws.

[company quote - Please note that we cannot legally use the term “list” in any of its forms, since we are not an exchange. You can say begins trading, now trades, quotation, graduates.]

About DynaResource, Inc.

DynaResource, Inc. (“DynaResource”) is a dynamic and emerging junior gold resource company currently conducting test mining and milling activities and producing high grade gold concentrates, and continuing exploration activity, at the prolific, high grade gold project San Jose de Gracia, in Northern Sinaloa Mexico, through its 100% owned subsidiary in Mexico, DynaResource de Mexico SA de CV. (“DynaMéxico”).

DynaMéxico owns 100% of San Jose de Gracia (“SJG”), which is comprised of 33 mining concessions covering a total of 9,920 Hectares. DynaMéxico is continuing the development and definition of the world class, multi-million oz gold potential of SJG:

❖	Including the + 1 M gold oz potential in near surface, bulk tonnage resources.
❖	Including the + 1 M gold oz. potential in underground resources.
❖	Including high gold grades at several resource areas.

DynaMéxico has reported revenues of +$120M USD since 2016, when DynaMéxico commenced test mining and milling activities at SJG with a $4M USD private funding. Since the startup in 2016, DynaMéxico has paid +$35M USD in project improvement and expansion costs and has increased volume of its test mining and milling activities by 500%.

At December 31, 2022, DynaMéxico reports the following resources at San Jose de Gracia (please note Technical Disclosure footnote below*).

1.

In CND NI 43-101 Technical Report and Resources Estimate dated December 31, 2012; DynaMéxico reported an underground resource of 1.150 M Oz Au as initially disclosed in a DynaResource Form 10-K filing dated April 12, 2013; and,

2.

The amount of material reported by DynaMéxico as test mined and milled, and the amount of gold oz. sold, through December 2022, as disclosed in the DynaResource Form 10-K filing dated April 17, 2023; and

3.	The amount of that underground resource remaining at December 31, 2022, as disclosed in the DynaResource Form 10-K filing dated April 17, 2023; and
4.	In updated resource estimate dated March 30, 2023; A near surface, bulk tonnage resource of + 1.05 M Oz. Au, as disclosed in the DynaResource Form 10-K filing dated April 17, 2023.

*Technical Disclosure: Please note the Technical Disclosure reported by DynaResource in its Form 10-K filing dated April 17, 2023.

At September 30, 2023, DynaResource reports fully diluted 27.5M Shares outstanding; including an Industry Partner as a major shareholder (Ocean Partners UK Limited), who acquired 1M Shares of DynaResource, Inc. for $5M USD in August 2023.

For more information regarding DynaResource, Inc. and San Jose de Gracia; please visit www.DynaResource.com.

About OTC Markets Group Inc.

OTC Markets Group Inc. (OTCQX: OTCM) operates regulated markets for trading 12,000 U.S. and international securities. Our data-driven disclosure standards form the foundation of our three public markets: OTCQX® Best Market, OTCQB® Venture Market and Pink® Open Market.

Our OTC Link® Alternative Trading Systems (ATSs) provide critical market infrastructure that broker-dealers rely on to facilitate trading. Our innovative model offers companies more efficient access to the U.S. financial markets.

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To learn more about how we create better informed and more efficient markets, visit www.otcmarkets.com.

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Media Contact:

OTC Markets Group Inc., +1 (212) 896-4428, media@otcmarkets.com

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